SUB-ITEM 77H

As of February 28, 2005, the following person or entity now own more than 25% of the fund's voting security:

 --------------------------
PERSON/ENTITY

FUND                      PERCENTAGE
 ------------------------- --------------------------
 ------------------------- --------------------------
 Massachusetts Financial Services
FRH                       43.57 %
 ------------------------- --------------------------
 ------------------------- --------------------------
 MFS Fund Distributors Ince
FRH                       33.52 %